SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 7, 2002

                                 BURST.COM, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         0-28079                                       84-1141967
(Commission File Number)                    (IRS Employer Identification No.)


     613 Fourth Street, Suite 201
        Santa Rosa, California                           95404
(Address of Principal Executive Offices)               (Zip Code)

                                 (707) 541-3870
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

         On March 7, 2002, Burst.com, Inc. (the "Company") dismissed BDO Seidman, LLP as the Company's independent auditors and appointed Berenfeild, Spritzer, Schecter and Sheer as the Company's independent auditors for the fiscal year ended December 31, 2001. The change in independent auditors was recommended by the Company's audit committee and approved by the Board of Directors in light of the Company's reduced operations and in order to reduce auditing expenses. The independent auditor's report of BDO Seidman, LLP for the fiscal years ended December 31, 1999 and 2000, dated April 9, 2001, stated that "the Company has suffered recurring losses from operations and has a net capital deficit that raise substantial doubt about its ability to continue as a going concern." During fiscal years 1999 and 2000 and through the date of the dismissal, there were no disagreements between the Company and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         16. Letter from BDO Seidman, LLP regarding its concurrence or disagreement with the statements made in this report.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 12, 2002

                             BURST.COM, INC.


                             By:   /s/ RICHARD A. LANG
                               -----------------------------------------
                                Richard A. Lang, Chief Executive Officer


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


EXHIBIT INDEX


     Exhibit
     Number                           Description
     ------                           -----------

     16 Letter from BDO Seidman, LLP former independent auditors, regarding its concurrence or disagreement with the statements made in this report.


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